UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 18, 2016

FULTON FINANCIAL
CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania		17604
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 19, 2016, the Fulton Financial Corporation (“Fulton”) Board of Directors elected Mark F. Strauss (“Mr. Strauss”), age 64, to the Fulton Board of Directors.

Since 2010, Mr. Strauss has served as a Senior Vice President of Corporate Strategy and Business Development at American Water Works Company, Inc. (NYSE: AWK), the largest and most geographically diverse publicly traded U.S. water and wastewater utility company. From December 2006 to September 2010, Mr. Strauss served as President of American Water Enterprises, which owns and operates several of American Water’s market-based businesses.

On January 20, 2016, Fulton issued a press release, attached as Exhibit 99.1 and incorporated herein by reference to this Current Report on Form 8-K, to announce the election of Mr. Strauss.

Prior to his election, the Fulton Board of Directors determined that Mr. Strauss is an independent director pursuant to NASDAQ and Securities and Exchange Commission rules. Mr. Strauss will hold office for a term expiring at Fulton’s annual meeting of shareholders in 2016, and until his successor is elected and qualified. In addition, he will serve as a member of Fulton’s Human Resources Committee and Nominating and Corporate Governance Committee.

There is no arrangement or understanding between Mr. Strauss and any other person pursuant to which Mr. Strauss was selected as a director. From time to time, Fulton’s subsidiary banks enter into lending and other transactions in the ordinary course of business with certain of Fulton’s executive officers, directors (including, possibly, Mr. Strauss), nominees, and their associates, and Fulton expects to have such transactions with these parties in the future. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and transactions with persons not related to Fulton, and do not involve more than the normal risk of collectability or present other unfavorable features. There are no other current or currently proposed transactions as to which Fulton or any of its subsidiaries is a participant and in which Mr. Strauss has or will have a material direct or indirect interest, and which would be reportable pursuant to Item 404(a) of Regulation S-K.

Mr. Strauss will receive the standard compensatory and other agreements and arrangements provided to other non-employee directors of Fulton, including awards under Fulton’s 2011 Directors’ Equity Participation Plan and payments for meeting and retainer fees as described in Fulton’s Proxy Statement dated March 24, 2015.

On January 18, 2016, Fulton received notification that Gary A. Stewart, who has been a director of Fulton since 2001, has decided to retire from the Board of Directors of Fulton effective January 20, 2016. His decision to retire and resign was not the result of any disagreement with Fulton or its management relating to Fulton's operations, policies or practices. Director Stewart’s 15 years of service and dedication to Fulton, its affiliates and predecessors are greatly appreciated.

Item 9.01 Financial Statements And Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 20, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2016	FULTON FINANCIAL CORPORATION
By: /s/ Daniel R. Stolzer
Daniel R. Stolzer
Executive Vice President and
General Counsel